UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation)          (Commission File Number)          (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                       75056
(Address of principal executive offices)                                                                       (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

The Annual Meeting of Shareholders of Pizza Inn Holdings, Inc. (the “Company”) was held on November 18, 2014.  Of the 9,317,672 shares of common stock of the Company entitled to vote at the meeting, 6,737,299 shares were represented at the Annual Meeting in person or by proxy.

Proposal One – Election of Directors

At the Annual Meeting, the following individuals were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes
Mark E. Schwarz	3,334,385	680,306	2,722,608
Clinton J. Coleman	3,089,187	925,504	2,722,608
William C. Hammett, Jr.	3,649,757	364,934	2,722,608
Steven M. Johnson	3,037,849	976,842	2,722,608
Robert B. Page	3,650,570	364,121	2,722,608
Ramon D. Phillips	2,903,550	1,111,141	2,722,608

Proposal Two - Advisory Vote on Resolution to Approve Executive Compensation

The Board of Directors submitted to the shareholders for a non-binding, advisory vote the following resolution (the “Say-On-Pay Resolution”):

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2014 Proxy Statement, including the compensation tables and narrative discussion.”

At the Annual Meeting, 3,483,160 shares were voted in favor of the Say-On-Pay Resolution; 434,134 shares were voted against the Say-On-Pay Resolution; and 2,820,005 shares abstained from voting or were broker non-votes on the Say-On-Pay Resolution.

Proposal Three - Approval of Name Change

Shareholders also voted to approve an amendment to the Company’s Articles of Incorporation changing the name of the Company from “Pizza Inn Holdings, Inc.” to “Rave Restaurant Group, Inc.”  At the Annual Meeting, 6,573,799 shares were voted in favor of the proposed amendment; 109,369 shares were voted against the proposed amendment; and 54,131 shares abstained from voting on approval of the proposed amendment.

Proposal Four - Approval of Change in Manner of Fixing Number of Directors

Shareholders also voted to approve an amendment to the Company’s Articles of Incorporation providing that the number of directors of the Company be fixed by or in the manner provided by the Bylaws.  At the Annual Meeting, 5,480,596 shares were voted in favor of the proposed amendment; 865,008 shares were voted against the proposed amendment; and 391,695 shares abstained from voting on approval of the proposed amendment.

Proposal Five - Approval of Other Amendments to Articles Of Incorporation

Shareholders also voted to approve other amendments to the Company’s Articles of Incorporation eliminating certain provisions which have expired by their terms or are otherwise superfluous and correcting certain typographical errors.  At the Annual Meeting, 6,506,820 shares were voted in favor of the proposed amendments; 7,708 shares were voted against the proposed amendments; and 222,771 shares abstained from voting on approval of the proposed amendment.

Proposal Six - Approval of 2015 Long Term Incentive Plan

Shareholders also voted to approve the Pizza Inn Holdings, Inc. 2015 Long Term Incentive Plan (the “2015 LTIP”) previously adopted by the Company’s Board of Directors.  At the Annual Meeting, 3,073,705 shares were voted in favor of approval of the 2015 LTIP; 745,248 shares were voted against approval of the 2015 LTIP; and 2,918,346 shares abstained from voting or were broker non-votes on approval of the 2015 LTIP.

Proposal Seven - Ratification of Selection of Independent Accountants

Shareholders also ratified the selection of Montgomery, Coscia and Greilich LLP (“MCG”) as the independent auditors of the Company for fiscal 2015.  At the Annual Meeting, 6,006,495 shares were voted in favor of the selection of MCG; 660,697 shares were voted against the selection of MCG; and 70,107 shares abstained from voting on the selection of MCG.

No other matters were voted upon at the Annual Meeting.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1           Pizza Inn Holdings, Inc. 2015 Long Term Incentive Plan

10.2           Form of Stock Option Grant Agreement under the Pizza Inn Holdings, Inc. 2015 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIZZA HOLDINGS INN, INC.

Date: November 20, 2014	By:	/s/ Randall E. Gier
Randall E. Gier
Chief Executive Officer